EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer of First Financial Northwest, Inc.
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned hereby certifies in his/her capacity as an officer of First Financial Northwest, Inc. (the “Company”) and in connection with this Quarterly Report on Form 10-Q, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in the Report.

/s/Victor Karpiak
President and Chief Executive Officer

Dated: November 6, 2009

/s/Kari Stenslie
Chief Financial Officer
Principal Financial and Accounting Officer

Dated: November 6, 2009